UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________
FORM 8-K
_____________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2023
ETSY, INC.
(Exact name of registrant as specified in its charter)
_____________________________________

Delaware	001-36911	20-4898921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Adams Street
Brooklyn, New York 11201
(Address of principal executive offices, including zip code)
(718) 880-3660
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ETSY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.□

Item 5.07 Submission of Matters to a Vote of Security Holders.
Etsy, Inc. ("Etsy") held its 2023 Annual Meeting of Stockholders (the "Annual Meeting") on June 14, 2023. The following is a description of each proposal that stockholders voted on, as well as the number of votes cast.

Proposal 1 - Election of Directors
Each of the Class II director nominees to the Board of Directors was elected to serve until Etsy's 2026 Annual Meeting of Stockholders and until his or her successor has been elected and qualified or until he or she resigns, dies, or is removed from the Board of Directors.

Director Name	Votes For	Votes Withheld	Broker Non-Votes
M. Michele Burns	66,794,096	28,362,991	12,521,815
Josh Silverman	93,958,565	1,198,522	12,521,815
Fred Wilson	62,830,054	32,327,033	12,521,815

Proposal 2 - Advisory Vote on Named Executive Officer Compensation
Stockholders approved, on an advisory basis, the compensation of Etsy's named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
79,779,828	15,083,182	294,077	12,521,815

Proposal 3 - Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation
Stockholders approved, on an advisory basis, that future advisory votes on the compensation of Etsy's named executive officers be held every one year.

1 YEAR	2 YEAR	3 YEAR	Abstentions	Broker Non-Votes
94,077,949	41,922	973,530	63,686	12,521,815
Based on the results of the vote, Etsy intends to hold an annual advisory vote on the compensation of named executive officers.

Proposal 4 - Ratification of the Appointment of Independent Registered Public Accounting Firm
Stockholders ratified the appointment of PricewaterhouseCoopers LLP as Etsy’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Votes For	Votes Against	Abstentions
106,617,189	987,566	74,147

Proposal 5 - Advisory Vote on the Stockholder Proposal
Stockholders did not approve the advisory stockholder proposal requesting a report on the effectiveness of Etsy's efforts to prevent harassment and discrimination.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,320,873	83,851,127	985,087	12,521,815

Item 8.01 Other Events.
Stock Repurchase Program

Effective May 2022, Etsy’s Board of Directors approved a stock repurchase program authorizing Etsy to repurchase up to $600 million of its common stock, of which approximately $153 million remained available as of March 31, 2023 (the “May 2022 Stock Repurchase Program”). On June 14, 2023, the Board of Directors approved a new stock repurchase program authorizing Etsy to repurchase up to $1 billion of its common stock (the “June 2023 Stock Repurchase Program”). The June 2023 Stock Repurchase

Program does not have a time limit and may be modified, suspended or terminated at any time by the Board of Directors. The number of shares repurchased and the timing of repurchases under the June 2023 Stock Repurchase Program will depend on a number of factors, including, but not limited to, stock price, trading volume, and general market conditions, along with Etsy’s working capital requirements, general business conditions, and other factors. Shares subject to the June 2023 Stock Repurchase Program may be repurchased through various means, including open market purchases or privately negotiated transactions, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. The May 2022 Stock Repurchase Program remains in effect.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETSY, INC.

By: /s/ Colin Stretch
Colin Stretch
Chief Legal Officer and Corporate Secretary
Dated: June 16, 2023